Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of REV Group, Inc. of our report dated December 23, 2016, except for the matter discussed in Note 23 as to which the date is February 1, 2017, relating to the consolidated financial statements and financial statement schedule of REV Group, Inc. and Subsidiaries, appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

Milwaukee, Wisconsin

October 10, 2017